UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2013

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, 30th Floor Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Amendment of Compensatory Plan

On April 11, 2013, the Board of Directors of Atlantic Power Corporation (the “Company”) adopted the Fifth Amended and Restated Atlantic Power Holdings, Inc. Long Term Incentive Plan (the “LTIP”) documenting certain changes to the award process and vesting criteria.

Under the LTIP, unless otherwise determined by the Company’s Compensation Committee, for the Company’s executive officers, the Board of Directors of the Company will establish LTIP award amounts for each performance period that each executive officer earned under the LTIP based upon the Company’s performance against specified criteria. If certain levels of target performance are achieved, the executive officers become eligible to receive a grant of a number of notional shares to be calculated by dividing an incentive amount by the market price per common share of the Company (“Common Share”), as defined in the LTIP, at the time of the grant of the award. Notional shares are meant to track the investment performance of Common Shares, including market prices and distributions. Any notional shares granted to a participant in respect of a performance period will be credited to a notional share account for each participant on the determination date for such performance period. Each notional share is entitled to receive distributions equal to the distributions on a Common Share, to be credited in the form of additional notional shares immediately following any distribution on the Common Shares.

Unless otherwise determined by the Compensation Committee, awards for the Company’s executive officers will be based upon a combined measure of Project Adjusted EBITDA per Common Share, Free Cash Flow, Growth Cash Flow and Relative TSR, each as defined in the LTIP.  Up to 25% of the award may be earned in respect of each performance measure, subject to the Compensation Committee’s exercise of discretion to take into account such other factors as it may deem appropriate.

Unless otherwise determined by the Compensation Committee, awards of notional shares vest as to one third over each of the three years following the year of the award. On the applicable vesting date for notional shares held in a participant’s notional share account, the Company generally redeems such vested notional shares as follows: (i) one-third by lump sum cash payment (withheld toward payment of taxes that will be owed due to the vesting), and (ii) the remaining two-thirds in the form of Common Shares. Notwithstanding the foregoing, the Compensation Committee may redeem 100% of a participant’s notional shares by lump sum cash payment.  In addition, an executive officer may elect to redeem such notional shares for 100% Common Shares upon prior written notice of such election.

Each executive officer’s employment agreement (as described below in this Form 8-K) describes the treatment of unvested notional shares upon certain terminations of employment.

The LTIP generally provides the Compensation Committee, as plan administrator, with the discretion to determine the extent to which executive officers and non-officer participants will receive awards under the plan, to set the terms of the awards made pursuant to the plan (including the grant date) and to make exceptions in circumstances that it determines to be exceptional.

The Company expects to file the LTIP as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, as required under the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(e)          2013 Grants Under Compensatory Plan

On April 11, 2013, the Compensation Committee determined to recommend to the Board of Directors, and the Board of Directors approved, the following discretionary 2013 long-term incentive awards under the LTIP in respect of the 2012 performance year (the “2013 LTIP Grants”):

Executive	Notional Shares
Terrence Ronan, Executive Vice President—Chief Financial Officer	20,619
Paul H. Rapisarda, Executive Vice President—Commercial Development	41,237

The 2013 LTIP Grants are subject to the terms and conditions of the LTIP and of the respective Participation Agreements and Confirmations governing each of Mr. Rapisarda’s and Mr. Ronan’s awards (the “Participation Agreements”). The Compensation Committee exercised its discretionary authority under the LTIP to alter the grant amounts, as well as the conditions and timing of vesting with respect to the awards.  The vesting of the 2013 LTIP Grants will be based on Relative TSR and Project Adjusted EBITDA per Common Share over the three year performance period of April 1, 2013 to March 31, 2016, each with an equal 50% weighting and with reference to pre-established target ranges described in the Participation Agreements.

Vesting is also conditioned on continued employment by the Company, subject to the provisions of the executive officers’ employment agreements relating to certain terminations of employment and changes in control (as described below in this Form 8-K). Vested notional shares will be settled following the administrator’s certification of the achievement of the performance metrics following March 31, 2016, but no later than June 15, 2016. The notional shares, any additional notional shares credited following the payment of dividends by the Company and any Common Shares settled or cash payments made are also subject to the clawback provisions of the executive officers’ employment agreements (as described below in this Form 8-K).

In addition, on April 11, 2013, the Company granted Terrence Ronan 6,000 notional shares.  This award was one third vested upon grant and vests as to the remaining two thirds in two equal installments on each of February 28, 2014 and February 28, 2015, subject to the terms of the Participation Agreement with respect to the grant.

The Company expects to file the Participation Agreements as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, as required under the rules of the Exchange Act.

(e)           Entry into Employment Agreements; Amendment of Employment Agreements

On April 15, 2013, the Company:

•                  entered into an employment agreement with Terrence Ronan, the Company’s Executive Vice President—Chief Financial Officer, in connection with his joining the Company in 2012 (the “Ronan Employment Agreement”) and in addition to his offer letter dated March 26, 2013;

•                  amended and restated the employment agreement with Barry E. Welch, the Company’s President and Chief Executive Officer dated December 31, 2009 (the “Welch Amended Employment Agreement”) and the employment agreement with Paul H. Rapisarda, the Company’s Executive Vice President—Commercial Development dated December 31, 2009 (the “Rapisarda Amended Employment Agreement”); and

•                  entered into an employment agreement with Edward C. Hall, the Company’s Executive Vice President—Chief Operating Officer, in connection with his joining the Company in 2013 (the “Hall Employment Agreement” and together with the Ronan Employment Agreement, the Welch Amended Employment Agreement and the Rapisarda Amended Employment Agreement, the “Employment Agreements” and each an “Employment Agreement”).

The Welch Amended Employment Agreement and the Rapisarda Amended Employment Agreement reflect certain changes to their prior agreements, including regarding the effect of retirement on the vesting of notional shares held under the LTIP, the performance metrics, target ranges and vesting under the Company’s short-term incentive program (the “STIP”) and the LTIP, the addition of a financial restatement and clawback policy and the requirement that the executive execute a general waiver and release of claims against the Company and its affiliates as a condition of certain termination payments. In addition, the payment to which Mr. Rapisarda is entitled in connection with certain terminations of employment (as described below) was increased from one to two times the average, during the last two years, of the sum of his base salary, annual cash bonus and the most recent matching contribution to his 401(k) plan. The Ronan Employment Agreement and the Hall Employment Agreement are on substantially the same terms as the Rapisarda Amended Employment Agreement. The material terms of the Employment Agreements are described below.

Each of the Employment Agreements provides the respective executive officer with benefits including the following: (i) an initial annual base salary, which is subject to annual review and if increased may not be subsequently decreased without the executive officer’s consent during the term of the agreement; (ii) eligibility to participate in the STIP, provided that it may not be altered to the material detriment of the executive officer without his consent; (iii) eligibility to participate in the LTIP as it may be amended by the Board of Directors from time to time, provided that it may not be altered to the material detriment of the executive officer without his consent; and (iv) benefits under the Company’s welfare plans. Mr. Welch is also entitled to term life insurance coverage for a total of twice his annual salary. Each Employment Agreement has an initial three-year term ending on March 31, 2016. Beginning in 2014, on January 1 of each year the three-year Employment Agreements extend automatically for an additional one-year term unless notice is given by the Company or the executive officer that the agreement will not be renewed.

The executive officers’ initial annual base salaries under the Employment Agreements are $700,000 for Mr. Welch, $375,000 for Mr. Ronan, $425,000 for Mr. Rapisarda, and $425,000 for Mr. Hall.

Under each of the Employment Agreements, the executive officer agrees to be subject to a financial restatement and clawback policy.

Each of the Employment Agreements provides that if the respective executive officer is terminated by the Company either following a written determination by the Board of Directors that the executive officer’s performance is unsatisfactory with respect to annually approved goals and objectives or for any reason other than Cause, as defined in the Employment Agreements, or if he resigns within 90 days preceding or one year after a Change in Control, as defined in the Employment Agreements, because certain further triggering events have occurred including material reduction in salary or benefits (including annual cash bonus or LTIP), relocation, change in position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or the Company’s breach of the Employment Agreement, then the following are paid or provided under the Employment Agreement: (i) his base salary through the termination date, to the extent not yet paid; (ii) a termination payment equal to three times the average (in the case of Mr. Welch) or two times the average (in the case of Mr. Ronan, Mr. Rapisarda and Mr. Hall), during the last two years, of the sum of the respective executive officer’s: (a) base salary, (b) annual cash bonus and (c) the most recent matching contribution to his 401(k) plan; (iii) immediate vesting of all previous awards under the LTIP which had not yet vested; (iv) continuation of all employee benefits for a period of two years (in the case of Mr. Welch) or one year (in the case of Mr. Ronan, Mr. Rapisarda and Mr. Hall) following termination; and (v) costs of customary outplacement services. In order to receive these termination benefits (other than unpaid base salary through the termination date), the executive officer must execute a general waiver and release of claims against the Company and its affiliates, in a form to be mutually agreed by the Board of Directors and the executive officer.

Each of the Employment Agreements provides that if the respective executive officer is terminated for Cause, then he will be entitled to his base salary through the termination date, to the extent not yet paid, and all vested benefits under all incentive compensation or other plans in accordance with the terms and conditions of such plan. Each of the Employment Agreements provides that if the respective executive officer is, by reason of illness or incapacity, unable to fulfill his obligations on behalf of the Company for a period of 90 consecutive days, the Company’s long term disability group coverage will pay the executive officer up to 60% of his base salary, subject to its terms and conditions.

Each of the Employment Agreements provides that if the respective executive officer retires at the age of sixty-two or thereafter, any unvested notional shares awarded under the LTIP held by him will continue to vest in accordance with the provisions of the LTIP in effect at the date of retirement.

The Employment Agreements also contain non-competition and non-solicitation limitations on each of the executive officers following certain termination events. The non-competition restrictions apply for a period of one year (in the case of Mr. Welch) or six months (in the case of Mr. Ronan, Mr. Rapisarda and Mr. Hall) following termination by the Company for unsatisfactory performance or by the executive officer in the context of a Change in Control as described above, or a period of one month (for each executive officer) following resignation by the executive officer for any other reason or termination by the Company for Cause. The non-solicitation restrictions apply for a period of two years (in the case of Mr. Welch) or one year (in the case of Mr. Ronan, Mr. Rapisarda and Mr. Hall) following the date of termination.

The Company expects to file the Employment Agreements as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, as required under the rules of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: April 17, 2013	By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer